SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is dated and made for reference effective as fully executed on this 16th day of December, 2016.

BETWEEN:

TECHMEDIA ADVERTISING INC., a corporation organized under the laws of the State of Nevada and having an address for notice and delivery located at Blk 155 Simei Road, #03-204, Singapore 520155

(the “Acquirer”);

AND:

IBASE TECHNOLOGY PRIVATE LIMITED, a corporation organized under the laws of Singapore and having an address for notice and delivery located at 6 Shenton Way, #21-08, Oue Downtown, Singapore 068809

(the “Company”);

AND:

FOOK KONG WAN, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 1 Toh Tuck Terrace, Singapore 596638

AND:

ALBERT HIN KAY HONG, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 21 Mount Elizabeth, #02-00, York Hotel, Singapore 228516

AND:

MENG TENG CHANG, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 34 Margoliouth Road, Singapore 258560

AND:

ERNEST KOK-YONG ONG, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 16 Jalan Ketumbit, Seletar Hills Estate, Singapore 808868

AND:

WILLIE LIAN, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 516 Serangoon North Avenue 4, #13-248, Singapore 550516

AND:

HUI BOON TAY, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 815 Jellicoe Road, #12-14, Lavender Gardens, Singapore 200815

AND:

CHOOI TENG CHAN, a shareholder of IBASE Technology Private Limited, having an address for notice and delivery located at 48 Canberra Drive, #11-15, Yishun Sapphire, Singapore 768437

(Fook Kong Wan, Albert Hin Kay Hong, Meng Teng Chang, Ernest Kok-Yong Ong, Willie Lian, Hui Boon Tay and Chooi Teng Chan, each being hereinafter singularly referred to as a “Vendor” and collectively referred to as the “Vendors” as the context so requires”);

(the Vendors, the Company and the Acquirer being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.          The Company is a corporation incorporated and existing under the laws of Singapore;

B.          The Company is in the business of being a solution provider of cloud-enabled real estate and facility management, financial management, security and enterprise turn-key systems/solutions for government-to-government, business-to-business and business-to-consumer (collectively, the “Company’s Business”);

C.          The Vendors are the legal and beneficial owner of all of the issued and outstanding shares in the capital of the Company (the “Company Stock”); the particulars of the registered and beneficial ownership of such Company Stock being set forth in Schedule “A” which is attached hereto and which forms a material part hereof;

D.          The Parties hereto have agreed to enter into this Share Exchange Agreement (the “Agreement”) which formalizes and which clarifies their respective duties and obligations in connection with the acquisition by the Acquirer from the Vendors of all of the Company Stock together with the further development of the Company’s Business as a consequence thereof; and

E.          The exchange of Company Stock for Acquirer Stock is intended to constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1          Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(b)

“Acquirer” means TechMedia Advertising Inc., a corporation organized under the laws of the State of Nevada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(d)	“Acquirer’s Initial Due Diligence” has the meaning ascribed to it in Article “5.1(b)” hereinbelow;

(e)

“Acquirer Material Adverse Effect” means a material adverse effect on Acquirer, a material adverse effect on the ability of the Acquirer to perform its obligations under this Agreement or on the ability of the Acquirer to consummate the Takeover;

(f)	“Acquirer’s Ratification” has the meaning ascribed to it in Article “5.1(a)” hereinbelow;

(g)

“Acquirer Stock” means the 18,998,211 (post-reverse stock split on a basis of one (1) new share for each five (5) old shares, which is to be completed prior to Closing) shares of common stock of the Acquirer to be issued and delivered to the Vendors on a pro rata basis as the Consideration for the Company Stock;

(h)

“Affiliate” with respect to any specified Person at any time, means each Person directly or indirectly through one or more intermediaries controlling, controlled by or under direct or indirect common control with such specified Person at such time.

(i)	“Agreement” means this “Share Exchange Agreement” as entered into among the Vendors, the Company and the Acquirer herein, together with any amendments thereto and any Schedules as attached thereto;

(j)	“Applicable Securities Laws” means all applicable securities laws in all jurisdictions relevant to the issuance of securities of the Acquirer pursuant to the terms of this Agreement;

(k)	“Board of Directors” means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(l)	“business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed;

(m)

“Business Documentation” means any and all records and other factual data and information relating to the Company’s Business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of the Vendors or the Company in that respect;

(n)	“Closing” has the meaning ascribed to it in Article “6.1” hereinbelow;

(o)	“Closing Date” has the meaning ascribed to it in Article “6.1” hereinbelow;

(p)	“Code” has the meaning ascribed to it in recital “E.” hereinabove;

(q)	“Commission” means the United States Securities and Exchange Commission;

(r)

“Company” means IBASE Technology Private Limited, a corporation incorporated and existing under the laws of Singapore, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(s)	“Company’s Assets” means all assets, contracts, equipment, goodwill, inventory and Intellectual Property of the Company;

(t)	“Company’s Business” has the meaning ascribed to it in recital “B.” hereinabove;

(u)	“Company’s Financial Statements” has the meaning ascribed to it in Article “3.3(bbb)” hereinbelow;

(v)

“Company Stock” has the meaning ascribed to it in recital “C.” hereinabove; the particulars of the registered and beneficial ownership of such Company Stock being set forth in Schedule “A” which is attached hereto;

(w)	“Consideration” has the meaning ascribed to it in Article “2.2” hereinbelow;

(x)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in Article “13” hereinbelow;

(y)

“Encumbrances” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever, other than: (i) statutory liens for Taxes not yet due and payable and (ii) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

(z)

“Environmental Laws” means all applicable international, federal, provincial, state, municipal and local treaties, conventions, laws, statutes, ordinances, by-laws, codes, regulations, and all policies, guidelines, standards, orders, directives and decisions rendered or promulgated by any ministry, department or administrative or regulatory agency or body whatsoever (including international organizations formed by or participated in by any national, provincial or state government or representatives thereof) relating to fisheries, health and safety, the protection or preservation of the environment or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any contaminant, pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, special waste, hazardous waste, hazardous material or hazardous substance as defined in or pursuant to any Environmental Laws, law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or governmental authority by which the Company or any of the Company’s respective businesses or assets is bound or is subject to;

(aa)

“Environmental Liabilities” means all Liabilities of a Person (whether such Liabilities are owed by such Person to governmental bodies, third parties or otherwise) whether currently in existence or arising hereafter that arise under or relate to any Environmental Laws;

(bb)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(cc)	“Execution Date” means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;

(dd)

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements);

(ee)

“Governmental Body” means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body, or; (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

(ff)	“Indemnified Party” and “Indemnified Parties” have the meanings ascribed to them in Article “8.1” hereinbelow;

(gg)

“Intellectual Property” means all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and trade names, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property;

(hh)

“Inventory” means all items of inventory notwithstanding how classified in the financial records of a Person, including all raw materials, work-in-process, finished goods, supplies, spare parts, samples, cores and stores of a Person;

(ii)

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person;

(jj)

“Lien” means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, Encumbrance or charge of any kind in respect of such assets;

(kk)

“Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity and all of its Affiliates, taken as a whole, other than any change, event, circumstance or effect to the extent resulting from (A) the announcement of the execution of this Agreement and the transactions contemplated hereby, (B) changes in legal or regulatory conditions generally affecting the Company’s Business, except that any change, effect, event or occurrence described in this subsection (B) will be considered in determining whether there has been, or will be, a Material Adverse Effect if the same disproportionately affects the Company or the Business, (C) changes or effects that generally affect the Company’s Business, (D) changes in general economic conditions or (E) changes in GAAP;

(ll)

“Material Contracts” means those subsisting commitments, contracts, instruments, leases and other agreements, oral or written, entered into by either the Company or its subsidiaries, by which the Company or its subsidiaries are bound or to which they or their respective assets are subject which have total payment obligations on the part of either the Company or its subsidiaries which exceed $25,000 or are for a term of or in excess of one (1) year;

(mm)

“Organizational Documents” means (a) the articles of association, memorandum of association or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing;

(nn)

“Parties” or “Party” means, respectively, the Vendors, the Company and/or the Acquirer hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(oo)

“Permitted Liens” means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable laws incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements (iv) Liens and Encumbrances specifically identified in the balance sheet included in the Company’s Financial Statements; (v) Liens securing executory obligations under any lease that constitutes an “operating lease” under GAAP; provided, however, that, with respect to each of clauses (i) through (v), to the extent that any such Encumbrance or Lien arose prior to the date of the balance sheet included in the Company’s Financial Statements and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Encumbrance or Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on such balance sheet in conformity with GAAP;

(pp)

“Person” includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(qq)

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator;

(rr)	“Regulation S” means Regulation S promulgated under the Securities Act;

(ss)	“Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

(tt)	“Securities Act” means the United States Securities Act of 1933, as amended;

(uu)

“Takeover” means that transaction or series of transactions pursuant to which the Acquirer will acquire all of the Company Stock of the Company from the Vendors in exchange for the issuance by the Acquirer of 14,498,211 shares of common stock of the Acquirer and all matters necessarily ancillary thereto;

(vv)

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes;

(ww)

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Body with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(xx)	“Time of Closing” means 2:00 o’clock, p.m. (New York City Time) on the Closing Date;

(yy)	“Transfer Agent” means Quicksilver Stock Transfer;

(zz)	“U.S. Person” has the meaning ascribed thereto in Regulation S and set forth on Schedule “B” hereto; and

(aaa)	“Vendors” means the shareholders of the Company who have executed this Agreement as a Party hereto.

1.2          Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule	Description

Schedule “A”:	Company Stock and Vendors;
Schedule “B”	Certificate of Non-U.S. Shareholder;
Schedule “C”	Financial Statement;
Schedule “D”	Material Contracts;
Schedule “E”	Encumbrances;
Schedule “F”	Pending, Outstanding or Unresolved Claims or Grievances; and
Schedule “G”	Banks and Bank Accounts.

1.3          Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, section or other subdivision or Schedule of this Agreement;

(b)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity;

(c)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa;

(d)

the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)

where the phrase “to the best of the knowledge of” or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure; and

(f)

the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement.

Article 2
EXCHANGE OF SHARES

2.1          Share Exchange. Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles “3” and “4” hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Vendors hereby agree to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlement and interest in and to the Company Stock to the Acquirer and the Acquirer hereby agrees to acquire all of the Company Stock from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2          Consideration. The aggregate consideration (the “Consideration”) for all of the Company Stock will be satisfied by way of the issuance and delivery by the Acquirer to the Vendors, in accordance with section “2.3” hereinbelow, of an aggregate of 18,998,211post-reverse stock split shares of common stock in the capital of the Acquirer (the “Acquirer Stock”), which will represent approximately sixty-six percent (66%) of the issued and outstanding shares of common stock of the Acquirer upon Closing on a pro rata basis in accordance with each Vendors percentage ownership in the Company as set forth in Schedule “A” hereto, excluding any shares of common stock of the Acquirer to be issued pursuant to any financing (the “Acquirer Financing”) for working capital purposes prior to the Closing, which shall be by way of a private placement of up to an aggregate of 7,000,000 post-reverse stock split restricted shares of common stock and/or units (each, a “Unit”) of the Acquirer, at a subscription price of not less than US$0.50 per share or common stock and/or Unit, with each Unit being comprised of not greater than one share of common stock and one-half of one share purchase warrant of the Acquirer (each, a “Warrant”) with each whole Warrant exercisable for one share of common stock (each, a “Warrant Share”) at not less than US$1.00 per Warrant Share and for not longer than two years from the date of issuance. The Vendors acknowledge and agree that the Acquirer Stock is being issued pursuant to an exemption from the registration requirements of the Securities Act. The Vendors agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Laws. The certificate(s) representing the Acquirer Stock to be issued on Closing will be endorsed with the following legend, pursuant to the Securities Act, in order to reflect the fact that the Acquirer Stock will be issued to the Vendors pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

2.3          Restricted Securities. The Vendors acknowledge that the Acquirer Stock issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

2.4          Fractional Securities. Notwithstanding any other provision of this Agreement, no fractional Acquirer Stock will be issued in the Takeover. In lieu of any such fractional securities, the Vendors will be entitled to have any such fraction of one–half or more rounded up to the nearest whole number and any such fraction of less than one-half rounded down to the nearest whole number of applicable Acquirer Stock and will receive from the Acquirer a certificate representing same.

2.5          Exemptions. The Vendors acknowledge that the Acquirer has advised the Vendors that it is issuing the Acquirer Stock to the Vendors under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Vendors. To evidence the Vendors’ eligibility for such exemptions, the Vendors agree to deliver a fully completed and executed Certificate of Non-U.S. Shareholder (the “Certificate”), in the form attached hereto as Schedule “B” to the Acquirer, and agree that the representations and warranties set out in the Certificate as executed by the Vendors will be true and complete on the Closing Date.

2.6          Section 368 Reorganization. For U.S. federal income tax purposes, the Takeover is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368 -2(g) and 1.368 -3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Takeover as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368(a) of the Code.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE COMPANY AND THE VENDORS

3.1          General Representations, Warranties and Covenants by the Company and the Vendors. In order to induce the Acquirer to enter into and consummate this Agreement, the Company and the Vendors, severally but not jointly, represent to, warrant to and covenant with the Acquirer, with the intent that the Acquirer will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:

(a)

if a corporation, it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)

it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)	there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)

this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)

no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective organizational documents;

(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv)

give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets;

(v)

constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; or

(vi)	result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or its subsidiaries;

(i)

neither this Agreement nor any other document, certificate or statement furnished to the Acquirer by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Acquirer to enter into this Agreement;

(j)

this Agreement has been duly authorized, executed and delivered by the Vendors and the Company and is a legal, valid and binding obligation of each of the Vendors and the Company, enforceable against each of the Vendors and/or the Company, as the case may be, by the Acquirer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(k)

no person other than the Acquirer has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Vendors of any of the Company Stock;

(l)

the Company Stock is beneficially owned by the Vendors with good and marketable title thereto free of all Encumbrances and is registered in the books of the Company in the name of the Vendors and, without limitation thereto, none of the Company Stock is subject to any voting trust, unanimous shareholders agreement, other shareholders agreements, pooling agreements or voting agreements;

(m)

upon completion of the transactions contemplated by this Agreement, all of the Company Stock will be owned by the Acquirer as the beneficial owner of record, with good and marketable title thereto (except for such Encumbrances as may have been granted by the Acquirer); and

(n)

the Vendors have no information or knowledge of any fact not communicated to the Acquirer and relating to the Company or to the Company’s Business or to the Company Stock which, if known to the Acquirer, might reasonably be expected to deter the Acquirer from entering into this Agreement or from completing the transactions contemplated by this Agreement.

3.2          Representations, Warranties and Covenants by the Vendors respecting the Company Stock and the Acquirer Stock. In order to induce the Acquirer to enter into and consummate this Agreement, the Vendors, severally and not jointly, hereby represent to, warrant to and covenant with the Acquirer, with the intent that the Acquirer will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Vendors, after having made due inquiry:

(a)

the Vendors have good and marketable title to and are the legal and beneficial owner of all of the Company Stock, and each share of the Company Stock is fully paid and non- assessable and is free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations, security interests and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favor of any person, whether conditional or absolute;

(b)	the Vendors have the right, power, authority and capacity to own and dispose of the Company Stock, and the Company Stock is not subject to any voting or similar arrangement;

(c)

there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of the Vendors to transfer any of the Company Stock to the Acquirer at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Company Stock. In addition, the Vendors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(d)	no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Company Stock;

(e)

no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Vendor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Vendor will indemnify and hold the Acquirer harmless against any liability or expense arising out of, or in connection with, any such claim.

(f)

the Vendors acknowledge that the Acquirer Stock to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the Acquirer Stock will be issued in reliance upon an exemption from registration afforded under Regulation S for offers and sales of securities outside of the U.S., and that, as a result, the Vendors may be restricted from using most of the remedies that would otherwise be available to the Vendors, the Vendors will not receive information that would otherwise be required to be provided to the Vendors and the Acquirer is relieved from certain obligations that would otherwise apply to the Acquirer, in either case, under applicable securities legislation;

(g)

each Vendor, by its execution of this Agreement, severally and not jointly, represents and warrants to the Acquirer that such Vendor is not a U.S. Person. Each Vendor severally understands that the Acquirer Stock is being offered and sold to such Vendor in reliance upon the truth and accuracy of the representations, warranties, covenants, agreements, acknowledgements and understanding of such Vendor set forth in this Agreement, in order that the Acquirer may determine the applicability and availability of the exemptions from registration of the Acquirer Stock on which the Acquirer is relying;

(h)

the Vendors have not received, nor have the Vendors requested nor do the Vendors require to receive, any offering memorandum or a similar document describing the business and affairs of the Acquirer in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;

(i)

the Vendors acknowledge and agree that the Acquirer Stock has not been and will not be qualified or registered under the securities laws of the United States or any other jurisdiction and, as such, the Vendors may be restricted from selling or transferring such Acquirer Stock under applicable law;

(j)

the Vendors acknowledge that the certificates representing the Acquirer Stock, and each certificate issued in transfer thereof, will in addition to the legends set forth under Section “2.2” hereinabove, also bear any other legend required under any applicable law;

(k)

the Vendors are resident in the jurisdiction as set forth under the Vendors’ address in Schedule “A” which is attached hereto, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by the Vendors in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction; and

(l)	the Company Stock has been issued in accordance with all applicable securities and corporate legislation and policies.

3.3          Additional Representations, Warranties and Covenants by the Company. In order to induce the Acquirer to enter into and consummate this Agreement, the Company hereby represents to, warrants to and covenants with the Acquirer, with the intent that the Acquirer will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Company, after having made due inquiry:

Organization and Good Standing

(a)

The Company is duly incorporated and validly existing under the laws of Singapore, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect;

(b)

As of the date hereof, each of the Company’s subsidiaries has been duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization, and have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate their respective properties and assets as now owned, held and operated, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. All registered capital and other capital contributions shall have been duly paid up in accordance with any relevant regulations in its applicable jurisdiction of organization and requirements and all necessary capital verification reports have been duly issued and not revoked.

Subsidiaries

(c)

The Company does not have any subsidiaries and the Company does not, directly or indirectly, own any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity;

Articles of Incorporation and Bylaws

(d)

The copies of the Memorandum and Articles of Association of the Company, or similar constating documents, adopted on May 13, 1999, and the documents which constitute all other Organization Documents of the Company, that have been delivered to the Acquirer prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect;

Capitalization

(e)

The authorized capital stock of the Company consists of 1,000,000 ordinary shares each with a par value of SGD$1.00, of which 325,000 shares are issued and outstanding. There are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of Company Stock have been in compliance with the laws of Singapore. All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. None of the outstanding shares of the Company Stock were issued in violation of any applicable corporate or securities legislation or any other legal requirements;

(f)	the Vendors owns and have good marketable title to the Company Stock, as the legal and beneficial owners thereof, free of all Encumbrances;

Title to Personal Property and Encumbrances

(g)

The Company possesses, and has good and marketable title to all personal property necessary for the continued operation of the Business as presently conducted and as represented to the Acquirer, including all assets reflected in the Company’s Financial Statements, or acquired since the date of such financial statements. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Company or its subsidiary is owned by such free and clear of all Encumbrances, except as previously disclosed in writing to the Acquirer;

Title to Real Property and Encumbrances

(h)

The Company possesses, and has good and marketable title to all real property and leaseholds or other such interests necessary for the continued operation of the Business as presently conducted and as represented to the Acquirer, including all assets reflected in the Company’s Financial Statements, or acquired since the date of such financial statements. All material real property and leaseholds are owned or leased by the Company free and clear of all Encumbrances, except as previously disclosed in writing to the Acquirer. The Company has delivered or made available, or will make available on request, to the Acquirer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company and relating to such property or interests;

Condition and Sufficiency of Assets

(i)

All plant, machinery, facilities and equipment and other assets used by the Company in connection with the Business are owned by the Company or used by such under valid and subsisting leases, licenses, operating agreements or other arrangements and are in good operating condition, fit for their intended use and in a good state of maintenance and repair for equipment of similar age relative to the standards of maintenance and repair maintained by other companies carrying on similar business, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Company are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing;

Accounts Receivable

(j)

All accounts receivable of the Company that are reflected on the balance sheet included in the Company’s Financial Statements, or on the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) have been recorded by the Company in accordance with its usual accounting practices consistent with prior periods and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best of the knowledge of the Company, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet included in the Company’s Financial Statements, or on the accounting records of such company. The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Company and is consistent with the accounting procedures used in previous fiscal periods. There is nothing which would indicate that such reserves are not adequate or that a higher reserve should be taken. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable;

Material Contracts

(k)

The Company has made available all the present outstanding Material Contracts entered into by the Company in the course of carrying on the Business. Except as previously disclosed in writing to the Acquirer, the Company is not a party to or bound by any other Material Contract, whether oral or written, and the contracts and agreements are all valid and subsisting, in full force and effect and unamended, no material default or violation exists in respect thereof on the part of the Company or, to the best of the knowledge of the Company, on the part of any of the other parties thereto. The Company is not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such contracts or agreements. To the best knowledge of the Company, the continuation, validity, and effectiveness of each Material Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract;

Tax Matters

(l)

To the knowledge of the Company, the Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all applicable statutes and other legal requirements. The Company has made available to the Acquirer copies of all such Tax Returns filed by the Company. Except as previously disclosed in writing ot the Acquirer, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Company or for which the Company may be liable;

(m)	All Taxes that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person;

(n)

All Tax Returns filed by (or that include on a consolidated basis) the Company is true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement;

(o)

The Company has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore in the Company’s Financial Statements, for those Taxes not yet due and payable, except for (i) any Taxes the non-payment of which will not have a Material Adverse Effect on the Company, and (ii) such Taxes, if any, as are previously disclosed in writing to the Acquirer and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Company’s Financial Statements;

(p)

The Company is not presently under, or has received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign, provincial or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(q)	To the Company’s knowledge, the Company’s Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Company;

No Agents

(r)

The Company warrants to the Acquirer that no broker, agent or other intermediary has been engaged by the Company in connection with the transactions contemplated hereby and, consequently, no commission is payable or due to a third party from the Company;

Employee Benefit Plans and Compensation; Employment Matters.

(s)	For purposes of this Section 3.3, the following terms will have the meanings set forth below:

(i)

“Employee Plan” refers to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, and pursuant to which the Company has or may have any material liability contingent or otherwise;

(ii)	“Employee” means any current, former, or retired employee, officer, or director of the Company; and

(iii)	“Employee Agreement” refers to each employment, severance, consulting or similar agreement or contract between the Company and any Employee;

(t)	The Company has made available to Acquirer:

(i)

correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used in connection therewith;

(i)	the most recent annual actuarial valuations, if any, prepared for each Employee Plan;

(ii)	if the Employee Plan is funded, the most recent annual and periodic accounting of the Employee Plan assets; and

(iii)

all communications material to any Employee or Employees relating to the Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company;

(u)

The Company has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all applicable laws. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, without liability to the Company, the Acquirer or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened, by any Governmental Body;

(v)

The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee;

(w)	To the knowledge of the Company, the Company:

(i)

is in compliance in all material respects with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;

(ii)	has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;

(iii)	is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing;

(iv)

is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice);

(v)	has provided the Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that became due and payable through the date of the Agreement; and

(vi)

represents that in the last three (3) years, no citation has been issued by any federal, state or provincial occupational safety and health board or agency against them and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving them has been filed or is pending or, to their knowledge, threatened, against them under any federal, state or provincial occupational safety and health board or any other applicable law relating to occupational safety and health;

(x)

No work stoppage, labour strike or other “concerted action” involving Employees against the Company is pending or, to the knowledge of the Company, threatened. The Company is not involved in nor, to the knowledge of such company, threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Company. The Company is not presently, nor have been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is being negotiated. To the knowledge of the Company, there are no activities or proceedings of a labour union to organize any of the Employees;

(y)

The Company has disclosed in writing to the Acquirer a complete and accurate list of the names of all individuals who are key personnel of the Company. The Company is not aware of the intention of any key personnel to terminate his or her employment with the Company;

(z)

Except as previously disclosed in writing to the Acquirer and except for claims by Employees under any applicable workers’ compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Company, there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Company, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Company under or in respect of any employment legislation. The Company has disclosed in writing to the Acquirer a list of all Employees in respect of whom the Company has been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers’ compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Company and all levies, assessments and penalties made against the Company pursuant to workers’ compensation or similar legislation have been paid. The Company is not aware of any audit currently being performed by any workers compensation or similar authority, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of former employees or employees previously disclosed in writing to the Acquirer have been made;

Consents

(aa)

Except as previously disclosed in writing to the Acquirer, no authorization, approval, order, license, permit or consent of any Governmental Body, regulatory body, agency, other authority or any Person, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by the Company with any such Governmental Body, regulatory body or agency or court is required in order for the Company to:

(i)	consummate the transactions contemplated by this Agreement;

(ii)	execute and deliver all of the documents and instruments to be delivered by the Company under this Agreement;

(iii)	duly perform and observe the terms and provisions of this Agreement; or

(iv)	render this Agreement legal, valid, binding and enforceable;

Compliance with Legal Requirements

(bb)

each of the Company and its subsidiaries is, and at all times has been, in full compliance with all of the terms and requirements of each governmental authorization required for the operation of the Business;

(cc)

no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any governmental authorization required for the operation of the Business or may result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any governmental authorization required for the operation of the Business;

(dd)

the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any governmental authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any governmental authorization;

(ee)

all applications required to have been filed for the renewal of the governmental authorizations required for the operation of the Business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such governmental authorizations have been duly made on a timely basis with the appropriate Governmental Bodies;

Legal Proceedings

(ff)	there is no pending Proceeding:

(i)	that has been commenced by or against the Company or that otherwise relates to or may affect the Business, or any of the assets owned or used by, the Company; or

(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein;

(hh)

to the knowledge of the Company, no Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding;

(ii)	there is no Order to which the Company, the Business, or any of the assets owned or used by any of them, is subject; and

(jj)

no officer, director, agent, or employee of the Company or its subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business;

Insurance

(kk)	all insurance policies to which the Company is a party or that provides coverage to the Company, or to any director or officer of the Company:

(i)	are valid, outstanding, and enforceable;

(ii)	are issued by an insurer that is financially sound and reputable;

(iii)	taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company;

(iv)	are sufficient for compliance with all legal requirements and contracts to which the Company is a party or by which it is bound;

(v)	will continue in full force and effect following the consummation of the transactions contemplated herein; and

(vi)	do not provide for any retrospective premium adjustment or other experienced- based liability on the part of the Company;

(ll)

The Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

(mm)

The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof;

(nn)	The Company has given prompt notice to its insurers of all claims or possible claims that may be insured by any of its policies;

Interested Party Transactions

(oo)

Except as previously disclosed in writing to the Acquirer, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected;

Bank Accounts and Safe Deposit Boxes

(pp)

Schedule “G” discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by the Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be;

Intellectual Property

(qq)

the Company has provided the Acquirer with a complete and accurate list of all Intellectual Property owned or used by the Company in carrying on the Company’s Business and all applications therefor and all goodwill connected therewith, including, without limitation, all licenses, registered user agreements and all like rights used by or granted to the Company or its subsidiaries in connection with the Company’s Business and all right to register or otherwise apply for the protection on any of the foregoing;

(rr)

the Intellectual Property comprises all trademarks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Company’s Business;

(ss)

the Company is the beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property;

(tt)	no person has been granted any interest in or right to use all or any portion of the Intellectual Property;

(uu)

the Company is not aware of a claim of any infringement or breach of any industrial or Intellectual Property rights of any other person by the Company. The Company has not received any notice that the conduct of the Company’s Business infringes or breaches any industrial or Intellectual Property rights of any other person, and the Company, after due inquiry, has no knowledge of any infringement or violation of any of their rights or the rights of the Company in the Intellectual Property;

(vv)

the conduct of the Company’s Business does not infringe upon the patents, trademarks, licenses, trade names, business names, copyright or other industrial or Intellectual Property rights, domestic or foreign, of any other Person;

(ww)	the Company is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property;

(xx)	the Company has provided to the Acquirer a true and complete copy of all contracts and amendments thereto that comprise or relate to the Intellectual Property;

Financial Statements

(yy)

the Company’s audited Financial Statements for the fiscal years ended June 30, 2016 and 2015 and the Company’s unaudited Financial Statements for the three (3) and six (6) month periods ended December 31, 2016 (collectively, the “Company’s Financial Statements”) have been or will be prior to Closing prepared in accordance with GAAP by a PCAOB registered audit firm, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company as at the respective dates of and for the respective periods covered by the Company’s Financial Statements;

(zz)

for any period up to the Time of Closing the Company will not have any debts or liabilities whatsoever (whether accrued, absolute or contingent or otherwise), including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other Taxes of the Company except for;

(i)	the debts and liabilities disclosed on, provided for or included in the balance sheet forming a part of the most recent of the Company’s Financial Statements;

(ii)	debts or liabilities disclosed in this Agreement or any Schedule hereto; and

(iii)	liabilities incurred by the Company or its subsidiaries in the ordinary course of the Company’s Business subsequent to the date of the balance sheet referred to in the Company’s Financial Statements;

Books and Records

(aaa)

the books and records of the Company and its subsidiaries fairly and correctly set out and disclose, in all material respects, in accordance with GAAP, the financial condition of the Company as of the date of this Agreement and all material financial transactions of the Company and its subsidiaries have been accurately recorded in such books and records;

Corporate Records

(bbb)

the Corporate records and minute books of the Company contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Company since its date of incorporation;

(ccc)

the share certificate records, the securities register, the register of disclosures , the register of directors and officers for the Company are contained in the corporate minute book and are complete and accurate in all respects;

Directors and Officers

(ddd)	the present directors and officers of the Company are as follows:

Name	Position

Ernest Kok-Yong Ong	Managing Director
Willie Lian	Director
Foot Hin Wong	Secretary

Environmental Matters

(eee)

The Company has obtained all approvals, authorizations, certificates, consents, licences, orders and permits or other similar authorizations of all Governmental Bodies, or from any other Person, that are required under any Environmental Laws;

(fff)

The Company is in compliance with all material terms and conditions of all approvals, authorizations, certificates, consents, licences, orders and permits or other similar authorizations of all Governmental Bodies required under all Environmental Laws. The Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws;

(ggg)

There are no past or present events, conditions, circumstances, incidents, actions or omissions that constituted, constitute or may, after the Closing, constitute a violation by the Company of any Environmental Law or that may give rise to any Environmental Liabilities of the Company, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation relating to or in any way affecting the Company (i) under any Environmental Laws or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including underground storage), disposal, transport, handling, emission, discharge, release or threatened release of any contaminants;

(hhh)

Copies of all environmental audits, environmental assessments and environmental studies or evaluations related in any way to the Company or the operation of the Business done by or on behalf of the Company or any other Person have been provided to Acquirer;

(iii)	Except as has been previously disclosed in writing to the Acquirer:

(i)

the Company has not been charged with or convicted of an offence for non- compliance with or breach of any Environmental Laws or fined or otherwise sentenced for non-compliance with or breach of any Environmental Laws or settled any prosecution short of conviction for non-compliance with or breach of any Environmental Laws;

(ii)

the Company has not caused or permitted, and neither has any knowledge of, the release or disposal of any contaminant on, from, under or to the premises or of any release or disposal from any facility owned or operated by any other Person for which the Company may have any liability; and

(iii)

all contaminants generated, handled, stored, treated, processed, transported or disposed of by or on behalf of the Company has been generated, handled, stored, treated, processed, transported or disposed of in compliance with all applicable Environmental Laws;

Accuracy of Warranties

(jjj)

neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by the Vendors or the Company to the Acquirer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of the Vendors or the Company, or omits or will omit on behalf of the Vendors or the Company to state a material fact necessary to make any such statement or representation therein or herein contained not misleading.

3.4          Survival of the Representations, Warranties and Covenants by each of the Vendors and the Company. To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Vendors or the Company contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Acquirer; and

(c)

survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Acquirer during that period, except that:

(i)	the representations and warranties set out in section 3.2(a) to and including 3.2(l) and 3.3(e) and 3.3(f) above shall survive and continue in full force and effect without limitation of time;

(ii)

the representations, warranties and covenants set out in section 3.3(l) to and including 3.3(q) above shall survive and continue in full force and effect during the applicable statute of limitations periods with respect thereto; and

(iii)

a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)

to the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Vendors and the Company contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Acquirer.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE ACQUIRER

4.1          Warranties, Representations and Covenants by the Acquirer. In order to induce the Vendors and the Company to enter into and consummate this Agreement, the Acquirer hereby warrants to, represents to and covenants with each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Acquirer, after having made due inquiry:

Organization and Good Standing

(a)

The Acquirer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable contracts.

Authorization

(b)

this Agreement has been duly authorized, executed and delivered by the Acquirer and is a legal, valid and binding obligation of the Acquirer, enforceable against the Acquirer, as the case may be, by the Vendors and/or the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Capitalization

(c)

The entire authorized capital stock of the Acquirer consists of 1,100,000,000 shares of common stock with a par value of $0.001 per share. As of the date of this Agreement, there are 48,327,371 shares of common stock issued and outstanding. Except for the Acquirer Stock and except as set out in this Agreement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating the Acquirer to issue any additional shares of common stock of the Acquirer, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Acquirer any shares of common stock of the Acquirer. There are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of common stock of the Acquirer, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of common stock of the Acquirer to which the Acquirer is a party or of which the Acquirer is aware.

Validity of Acquirer Stock Issuable Upon the Transaction

(f)

The Acquirer Stock to be issued to the Vendors at Closing will, upon issuance, have been duly and validly authorized and, the Acquirer Stock when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non- assessable.

Non-Contravention

(g)	Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, will:

(i)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien, security interest, charge or Encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(ii)	violate any provision of the Organizational Documents of the Acquirer or any applicable laws; or

(iii)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or Governmental Body applicable to the Acquirer or any of its material property or assets;

Corporate Records of the Acquirer

(h)

The corporate records of the Acquirer, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute books of the Acquirer are, in all material respects, correct and contain all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of the Acquirer;

Actions and Proceedings

(i)

to the best knowledge of the Acquirer, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or Proceeding by or before any court, arbiter, administrative agency or other Governmental Body now outstanding or pending or, to the best knowledge of the Acquirer, threatened against or affecting the Acquirer which involves any of the business, property or assets of the Acquirer that, if adversely resolved or determined, would have a Material Adverse Effect on the Acquirer. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Acquirer;

Absence of Rights to Acquire Securities

(j)

no person has any agreement or option or any right or privilege (whether by law, pre- emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Acquirer;

Filings, Consents and Approvals

(k)

Except for the requirement of the Acquirer to have its shares of common stock reigstered pursuant to Section 12(g) of the Exchange Act through the filing a Form 10 registration statement with the Commission prior to Closing, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or Governmental Body or any other Person is necessary for the consummation by the Acquirer of the transactions contemplated herein or to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted;

Directors and Officers

(l)	the present directors and officers of the Acquirer are as follows:

Name	Position

William Goh	President, CEO, CFO, Treasurer & Director

Alan Goh	Secretary and Director

No Agent

(m)

the Acquirer warrants to the Vendors that no broker, agent or other intermediary has been engaged by the Acquirer in connection with the transactions contemplated hereby, and consequently, no commission is payable or due to a third party from the Acquirer;

No Listing

(n)	the Acquirer is not currently listed or quoted on any U.S. stock exchange or over-the- counter market;

Certain Transactions

(o)	the Acquirer is not a guarantor or indemnitor of any indebtedness of any Person;

Taxes

(p)	As of the date hereof:

(i)

the Acquirer has timely filed all tax returns, if any were filed, in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to it, and

(ii)	all such returns, if any were filed, are true and correct in all material respects;

(q)

the Acquirer has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and plans to establish an adequate reserve for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on the Acquirer;

(r)

the Acquirer is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(s)

all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Body;

(t)

to the best knowledge of the Acquirer, the Acquirer’s financial statements which will be contained in the Form 10 registration statement to be filed with the Commission will contain full provision for all Taxes including any deferred Taxes that may be assessed to the Acquirer for the most recent accounting period ended and filed with the Commission or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the most recent accounting period ended and filed with the Commission or for which the Acquirer is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Acquirer’s financial statements;

Commission Documents; Undisclosed Liabilities

(u)	the Acquirer’s shares of common stock is not currently registered pursuant to Section 12(g) of the Exchange Act;

(v)

all documents to be filed by the Acquirer with the Commission will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the documents filed by the Acquirer. The financial statements of Acquirer to be included in the form 10 registration statement to be filed with the Commission will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and will be prepared in accordance GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the financial position of Acquirer as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year- end audit adjustments);

(w)

except as previously disclosed in writing to the Company and as will be set forth in the financial statements of the Acquirer to be filed with the Form 10 registration statement, the Acquirer has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Acquirer or in the notes thereto that are not so set forth. As of the date hereof and up to the Time of Closing the Acquirer will not have any debts or liabilities whatsoever (whether accrued, absolute, contingent or otherwise), including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other taxes of the Acquirer except for;

(i)	the debts and liabilities disclosed on, provided for or included in the documents filed by the Acquirer with the Commission;

(ii)	debts or liabilities disclosed in this Agreement or any Schedule hereto; and

(iii)

liabilities incurred by the Acquirer in the ordinary course of business, and in relation to this Agreement subsequent to the date of the most recent balance sheet to be filed with the Acquirer’s Form 10 registration statement to be filed with the Commission;

Benefit Plans

(x)

Other than an existing stock option and incentive plan, the Acquirer does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Acquirer. As of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between Acquirer and any current or former employee, officer or director of Acquirer, nor does Acquirer have any general severance plan or policy;

Compliance with Applicable Laws

(y)

Acquirer is in compliance with all applicable laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect to the Acquirer. The Acquirer has not received any written communication during the past two years from a governmental entity that alleges that Acquirer is not in compliance in any material respect with any applicable law. This Section 4.1(y) does not relate to matters with respect to Taxes, which are the subject of Sections 4.1(p) through 4.1(t);

Contracts

(z)

except as disclosed in the Form 10 registration statement to be filed by the Acquirer with the Commission, there are no contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Acquirer. Acquirer is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect to the Acquirer;

Real, Personal and Intellectual Property

(aa)	Acquirer does not own any real or personal property;

(bb)

there are no claims pending or, to the knowledge of Acquirer, threatened that Acquirer is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property right;

Certain Registration Matters

(cc)

the Acquirer has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Acquirer registered with the Commission or any other governmental authority that have not been satisfied;

Preservation of Business

(dd)

from the date of this Agreement until the Closing Date, the Acquirer shall operate only in the ordinary and usual course of business consistent with past practices, provided, however, that the Acquirer shall not issue any securities without the prior written consent of the Company, except in connection with any equity financing for working capital purposes and the Closing of this Agreement.

Full Disclosure

(ee)

the Acquirer has no information or knowledge of any fact not communicated to the Vendors and the Company and relating to the Acquirer or to the Acquirer’s business or to its issued and outstanding securities which, if known to the Vendors and/or the Company, might reasonably be expected to deter the Vendors and/or the Company from entering into this Agreement or from completing the transactions contemplated by this Agreement;

4.2          Survival of the Representations, Warranties and Covenants by the Acquirer. To the extent they have not been fully performed at or prior to the Time of Closing, each representation and warranty of the Acquirer contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Company and/or Vendors, and

(c)

survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Vendors and the Company during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)

To the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Acquirer contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors and the Company.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1          Parties’ Conditions Precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Time of Closing:

(a)

the specific ratification of the terms and conditions of this Agreement by the Board of Directors of the Acquirer within five business days of the due and complete execution of this Agreement by each of the Parties hereto (the “Acquirer’s Ratification”);

(b)

the completion by the Acquirer of an initial due diligence and operations review of the Company’s Business and operations within twenty-five calendar days after the Acquirer’s Ratification (the “Acquirer’s Initial Due Diligence”);

5.2          Parties’ Waiver of Conditions Precedent. The conditions precedent set forth in section “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each of the Parties in writing and in whole or in part at or prior to the Time of Closing.

5.3          The Vendors’ and the Company’s Conditions Precedent. The acquisition of the Company Stock is subject to the following terms and conditions for the exclusive benefit of the Vendors and the Company, to be fulfilled or performed at or prior to the Time of Closing:

(a)

the representations and warranties of the Acquirer contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Acquirer at or before the Time of Closing shall have been complied with or performed in all material respects;

(c)	the Acquirer shall have completed a reverse stock split of its authorized and issued and outstanding shares of common stock on a basis of one (1) new share for each five (5) old shares;

(d)

the Acquirer shall have filed a Form 10 registration statement with the Commission to have its shares of common stock registered pursuant to Section 12(g) of the Exchange Act and the Acquirer shall be subject to reporting requirements pursuant to Section 13(a) of the Exchange Act;

(e)

there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required by law, if any, to be obtained by the Acquirer to permit the issuance of the Acquirer Stock to the Vendors contemplated hereby;

(d)	no legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the acquisition of the Company Stock contemplated hereby;

(e)

the Acquirer shall have delivered (i) a letter of resignation from Alan Goh from the positions of Secretary and Director of the Acquirer, and (ii) a letter or resignation from William Goh from the positions of President, Chief Executive Officer, Chief Financial Officer and Treasurer, with all such resignations being effective upon the Closing;

(f)

the Acquirer shall have delivered evidence of the due appointment of Ernest Kok-Yong Ong as the President and Chief Executive Officer of the Acquirer and Willie Lian as the Chief Financial Officer, Treasurer and Secretary of the Acquirer, all to be effective upon the Closing; and

(g)

on or prior to the Closing, the Acquirer shall take all action necessary to (i) cause the number of directors that will comprise the full Board of Directors of the Acquirer effective as of immediately following the Closing to be fixed at three, (ii) cause the Board of Directors of the Acquirer effective as of immediately following the Closing to consist of Ernest Kok-Yong Ong, Willie Lian and William Goh, and (iii) cause the individuals identified or designated pursuant to the preceding clause (ii) to be appointed to the Board of Directors of the Acquirer effective as of immediately following the Closing;

If any of the conditions contained in this section 5.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors and the Company, acting reasonably, the Vendors and/or the Company may, by notice to the Acquirer, terminate this Agreement and the obligations of the Vendors, the Company and the Acquirer under this Agreement, other than the obligations contained in Article 10 hereinbelow, shall be terminated, provided that the Vendors and the Company may also bring an action pursuant to Article 9 against the Acquirer for damages suffered by the Vendors and/or the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Acquirer. Any such condition may be waived in whole or in part by the Vendors and the Company in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.4          Acquirer’s Conditions Precedent prior to the Closing Date. The acquisition of the Company Stock is subject to the following terms and conditions for the exclusive benefit of the Acquirer, to be fulfilled or performed at or prior to the Time of Closing:

(a)

the representations and warranties of the Vendors and the Company contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)	approval of the board of directors of each of the Acquirer, the Company and any corporate Vendors being obtained;

(c)

the Acquirer shall have received a copy of the Company’s Financial Statements from the Company and the Acquirer and its accountants will be reasonably satisfied with their review of the Company’s Financial Statements;

(d)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors and the Company at or before the Time of Closing shall have been complied with or performed;

(e)

there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained, if any, by the Vendors and the Company to permit the change of ownership of the Company Stock contemplated hereby;

(f)

there shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, the Company’s Business or prospects of the Company since the date of the Company’s Financial Statements;

(g)

the Acquirer will be reasonably satisfied that its due diligence, analysis and other customary examinations that it has performed regarding the Company and its subsidiaries, the financial position of the Company and its subsidiaries and the Company’s Business are consistent, in all material respects, with the representations and warranties of the Vendors and the Company set forth in this Agreement;

(h)	no legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the acquisition of the Company Stock contemplated hereby;

(i)

no claim will have been asserted or made that any Person (other than the Acquirer) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Company Stock, or any other voting, equity, or ownership interest in, the Company, or (other than the Vendors) is entitled to all or any portion of the Acquirer Stock;

(j)	no material damage by fire or other hazard to the whole or any material part of the property or assets of the Company shall have occurred from the date hereof to the Time of Closing;

If any of the conditions contained in this section 5.4 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Acquirer, acting reasonably, the Acquirer may, by notice to the Vendors and the Company, terminate this Agreement and the obligations of the Vendors, the Company and the Acquirer under this Agreement, other than the obligations set forth in Article 10, shall be terminated, provided that the Acquirer may also bring an action pursuant to Article 9 against the Vendors and/or the Company for damages suffered by the Acquirer where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendors or the Company. Any such condition may be waived in whole or in part by the Acquirer without prejudice to any claims it may have for breach of covenant, representation or warranty.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1          Closing and Closing Date. The closing (the “Closing”) of the acquisition of the Company Stock, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement shall occur on March 15, 2017 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of solicitors for the Acquirer, McMillan LLP, 1055 West Georgia Street, Suite 1500, Vancouver, BC, Canada, V6E 4N7, at 11:00 am (Vancouver time) on the Closing Date.

6.2          Latest Closing Date. If the Closing Date has not occurred by March 31, 2017 subject to an extension as may be mutually agreed to by the Parties for a maximum of 15 days per extension, then the Acquirer and the Vendors shall each have the option to terminate this Agreement by delivery of written notice to the other Party. Upon delivery of such notice, this Agreement shall cease to be of any force and effect except for Article “10” hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3          Documents to be delivered by the Company and the Vendors prior to the Closing Date. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Vendors shall also execute and deliver or cause to be delivered to Acquirer’s counsel all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Acquirer, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of all of the Company Stock to the Acquirer free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)

all documentation as may be necessary and as may be required by the solicitors for the Acquirer, acting reasonably, to ensure that all of the Company Stock has been transferred, assigned and are registerable in the name of and for the benefit of the Acquirer under all applicable corporate and securities laws;

(b)

certificates representing the Company Stock registered in the name of the Vendors, duly endorsed for transfer to the Acquirer and/or irrevocable stock powers transferring the Company Stock to the Acquirer;

(c)

a certified copy of resolutions of the directors (and of the Vendors/shareholders, if necessary) of the Company authorizing the transfer of the Company Stock to the Acquirer, directions to the registered agent of the Company to register of the Company Stock in the name of the Acquirer in the register of members of the Company, and the issue of share certificates representing the Company Stock registered in the name of the Acquirer;

(d)	a certified copy of the register of members of the Company showing the Acquirer as the registered owner of the Company Stock;

(e)

all such instruments of transfer, duly executed, which in the opinion of the Acquirer acting reasonably are necessary to effect and evidence the transfer of the Company Stock to the Acquirer free and clear of all Encumbrances;

(f)

a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

(g)	all remaining Business Documentation; and

(h)	all such other documents and instruments as the Acquirer’s solicitors may reasonably require.

6.4          Documents to be delivered by the Acquirer prior to the Closing Date. Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Acquirer shall also execute and deliver or cause to be delivered to the Company’s and the Vendors’ counsel, all such other documents, resolutions and instruments that may be necessary, in the opinion of counsel for the Company and the Vendors, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Company Stock to the Acquirer free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a copy of the resolutions of the directors of the Acquirer providing for the approval of all of the transactions contemplated hereby;

(b)	certificates representing the Acquirer Stock issued to the Vendors in accordance with sections “2.2” and “2.3” hereinabove; and

(c)	all such other documents and instruments as the Company’s and the Vendors’ respective solicitors may reasonably require.

Article 7
CONDUCT OF BUSINESS PRIOR TO CLOSING

7.1          Conduct. Except as otherwise contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company will do the following:

(a)	conduct the Company’s Business in the ordinary and usual course and in a continuous fashion and will not, without the prior written consent of the Acquirer:

(i)	enter into any transaction which would constitute a breach of any of the Company’s representations, warranties or agreements contained herein;

(ii)

increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of their employees, officers or directors of the Company or make any increase in, or any addition to, other benefits to which any of their employees, officers or directors may be entitled;

(iii)

create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Company or a third party and will not subject any of the material assets or properties of the Company or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other Encumbrance related to any such indebtedness for money borrowed;

(iv)

declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of the Company’s capital shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Company’s capital shares or equity securities, or

(v)	pay any amount (other than salaries in the ordinary course of business) to any related party of the Company;

(b)	comply with all laws affecting the operation of the Business and pay all required Taxes;

(c)

not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Company and the Vendors contained herein;

(d)

use commercially reasonable efforts to preserve intact the Business and the assets, operations and affairs of the Company and carry on the business and the affairs of the Company substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Acquirer the goodwill of suppliers, customers and others having business relations with the Company;

(e)

take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement;

(f)	otherwise respond reasonably promptly to reasonable requests from the Acquirer for information concerning the status of the business, operations, and finances of the Company; and

(g)	comply with the provisions of Article 8 of this Agreement.

Article 8
ADDITIONAL COVENANTS OF THE PARTIES

8.1          Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

8.2          Board of Directors. The current directors of the Acquirer will adopt resolutions appointing the nominees of the Company to the Board of Directors of the Acquirer, which appointment will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Takeover. If applicable, the Acquirer will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Takeover.

8.3          Officers. The current directors of the Acquirer will adopt resolutions appointing the nominees of the Company as officers of the Acquirer and will accept the resignation of Alan Goh as Secretary and a director of the Acquirer and the resignation of William Goh as Chief Executive Officer, President and Treasurer of the Acquirer, which appointments and resignations will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Takeover.

8.5          Consents. The Company, Vendors and the Acquirer covenant and agree that they will use commercially reasonable efforts to obtain the consents, renunciations and approvals of third parties which are necessary to the completion of the transactions contemplated by this Agreement, provided that such consents, renunciations or approvals may be validly given by such third parties in accordance with relevant agreements, covenants or applicable law.

8.6          Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to the provisions of this Agreement, neither the Company nor the Vendors (through their advisors, directors, bankers, employees, shareholders, agents or otherwise) will, directly or indirectly:

(a)

solicit, initiate, encourage, facilitate or discuss any proposition, offer, inquiry, submission or proposal from any other Person concerning the purchase of whatever part of the issued and outstanding shares, other securities, significant elements of assets of the Company or any merger, reorganization, arrangement, capitalization or any other form of business merger implicating, directly or indirectly, the Company or the Business (a “Proposed Transaction”); or

(b)	enter into any agreement, discussions or negotiations with any person, company or other entity with respect to a Proposed Transaction.

The Company and the Vendors will inform the Acquirer of all propositions, offers or bids, or information requests that they might receive regarding a Proposed Transaction and must provide the Acquirer with all relevant information in their possession.

8.7          Commercially Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, the parties will use their commercially reasonable best efforts to cause the conditions contained in this Agreement to be satisfied.

Article 9
INDEMNIFICATION AND LEGAL PROCEEDINGS

9.1          Indemnification. The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

9.2          No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

9.3          Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

9.4          Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

9.5          Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

9.6          Legal Proceedings. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party hereto;

(b)	the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)

the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

9.7          Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 10
NON-DISCLOSURE

10.1          Public Announcements and Disclosure to Regulatory Authorities. All information relating to the Agreement and the transaction contemplated therein shall be treated as confidential and no public disclosure shall be made by any Party without the prior approval of the Company and the Acquirer. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements and disclosure to the Regulatory Authorities of this Agreement as may be required by applicable securities legislation and regulations.

Article 11
ASSIGNMENT AND AMENDMENT

11.1          Assignment. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of all of the other Parties hereto.

11.2          Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Article 12
FORCE MAJEURE

12.1          Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labor shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2          Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section “12.1” hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 13
ARBITRATION

13.1          Arbitration. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.

Article 14
DEFAULT AND TERMINATION

14.1          Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

14.2          Arbitration. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “13” hereinabove.

14.3          Curing the Default. If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

14.4          Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a)	the Acquirer’s Ratification is not received within five business days of the due and complete execution of this Agreement by each of the Parties hereto;

(b)

the Acquirer fails to complete a successful Acquirer’s Initial Due Diligence review of the Company’s business and operations within twenty-five calendar days of the prior satisfaction by the Acquirer of the Acquirer’s Ratification;

(c)	the conditions specified in section “5.1” hereinabove have not been satisfied at or prior to the Time of Closing;

(d)

either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent at or prior to the Time of Closing in accordance with the provisions of Article “5” hereinabove;

(e)

either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles “5” and “6” hereinabove at or prior to the Time of Closing in accordance with the provisions of Articles “5” and “6”; or

(f)	the Closing has not occurred on or before March 31, 2017, or such later date, all in accordance with section “6.2” hereinabove; or

(g)	by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article “10” hereinabove.

Article 15
NOTICE

15.1          Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

15.2          Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 16
GENERAL PROVISIONS

16.1          Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the agreement as between the Acquirer, the Vendors and the Company.

16.2          Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

16.3          Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

16.4          Time of the Essence. Time will be of the essence of this Agreement.

16.5          Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto,McMillan LLP, acts solely for the Acquirer, and that each of the Vendors and the Company have been advised by McMillan LLP to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement, and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily involved thereto, by McMillan LLP shall be at the cost of the Acquirer.

16.6          Governing Law; Venue. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the Province of British Columbia without regard to applicable choice of law provisions thereof, except to the extent the laws of the State of Nevada are mandatorily applicable to the Takeover. The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be brought in any court located in the Province of British Columbia and each party hereto irrevocably submits to the jurisdiction of each of those courts.

16.7          Further Assurances. The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

16.8          Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

16.9          Captions. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

16.10          Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile or portable document format (pdf) email attachment if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

16.11          No Partnership or Agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

16.12          Consents and Waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

[the rest of this page is intentionally left blank – signature pages to follow]

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

IBASE TECHNOLOGY PRIVATE LIMITED	)
the Company herein,	)
)
)
Per: /s/ Ernest Kok-Yong Ong	)
Authorized Signatory	)
)
Ernest Kok-Yong Ong, Managing Director	)
(print name and title)

TECHMEDIA ADVERTISING INC.	)
the Acquirer herein,	)
)
)
Per: /s/ William Goh	)
Authorized Signatory	)
)
William Goh, CEO, CFO and Director	)
(print name and title)

SIGNED and DELIVERED by	)
FOOK KONG WAN, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Fook Kong Wan
	)	FOOK KONG WAN
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
ALBERT HIN KAY HONG, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Albert Hin Kay Hong
	)	ALBERT HIN KAY HONG
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
MENG TENG CHANG, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Meng Teng Chang
	)	MENG TENG CHANG
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
ERNEST KOK-YONG ONG, a Vendor	)
herein, in the presence of:	)
)
/s/ Hui Boon Tay	)
Witness Signature	)	/s/ Ernest Kok-Yong Ong
	)	ERNEST KOK-YONG ONG
)
Witness Address	)
)
Hui Boon Tay, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
WILLIE LIAN, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Willie Lian
	)	WILLIE LIAN
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
HUI BOON TAY, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Hiu Boon Tay
	)	HUI BOON TAY
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

SIGNED and DELIVERED by	)
CHOOI TENG CHAN, a Vendor	)
herein, in the presence of:	)
)
/s/ Ernest Kok-Yong Ong	)
Witness Signature	)	/s/ Chooi Teng Chan
	)	CHOOI TENG CHAN
)
Witness Address	)
)
Ernest Kok-Yong Ong, Director	)
Witness Name and Occupation	)

Schedule A

This is Schedule “A” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Company Stock and Vendors
Authorized Capital:	1,000,000 ordinary shares

Issued Capital:	325,000 ordinary shares

Vendor	Number of shares of Company Stock	Number of shares of Acquirer Stock to receive
Fook Kong Wan	32,500	1,899,821
Albert Hin Kay Hong	32,500	1,899,821
Meng Teng Chang	32,500	1,899,821
Ernest Kok-Yong Ong	79,625	4,654,562
Willie Lian	79,625	4,654,562
Hui Boon Tay	63,250	3,704,651
Chooi Teng Chan	5,000	284,973

Schedule B

This is Schedule “B” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of the Acquirer Stock to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

1.          the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.          none of the Acquirer Stock have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any Applicable Securities Laws;

3.          offers and sales of any of the Acquirer Stock prior to the expiration of a period of six months after the date of original issuance of the Acquirer Stock (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.          the undersigned will not engage in any hedging transactions involving any of the Acquirer Stock unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;

5.          the undersigned is acquiring the Acquirer Stock for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Acquirer Stock in the United States or to U.S. Persons;

6.          the undersigned has not acquired the Acquirer Stock as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Acquirer Stock which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Acquirer Stock; provided, however, that the undersigned may sell or otherwise dispose of the Acquirer Stock pursuant to registration thereof under the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements;

7.          the statutory and regulatory basis for the exemption claimed for the sale of the Acquirer Stock, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any Applicable Securities Laws;

8.          except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Acquirer Stock under the Securities Act;

9.          the Acquirer is entitled to rely on the acknowledgements, agreements, representations and warranties of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Acquirer from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10.          the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Acquirer Stock and, with respect to applicable resale restrictions, is solely responsible (and the Acquirer is not in any way responsible) for compliance with applicable resale restrictions;

11.          the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Acquirer in connection with the acquisition of the Acquirer Stock under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Acquirer without unreasonable effort or expense;

12.          the books and records of the Acquirer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Acquirer Stock under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.          the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Acquirer Stock;

(b)

the undersigned is acquiring the Acquirer Stock pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the undersigned is permitted to acquire the Acquirer Stock under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the Applicable Securities Laws of the authorities in the International Jurisdiction do not require the Acquirer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Acquirer Stock; and

(d)	the acquisition of the Acquirer Stock by the undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
(ii)	any continuous disclosure reporting obligation of the Acquirer in the International Jurisdiction; and

the undersigned will, if requested by the Acquirer, deliver to the Acquirer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of the Acquirer, acting reasonably;

14.          the undersigned (i) is able to fend for itself in connection with the acquisition of the Acquirer Stock; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Acquirer Stock; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.          the undersigned is not aware of any advertisement of any of the Acquirer Stock and is not acquiring the Acquirer Stock as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16. except as set out in the Agreement, no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Acquirer Stock;

(b)	that any Person will refund the purchase price of any of the Acquirer Stock;
(c)	as to the future price or value of any of the Acquirer Stock; or
(d)

that any of the Acquirer Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Acquirer Stock on any stock exchange or automated dealer quotation system;

17.          the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Acquirer Stock as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Acquirer Stock;

18.          neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Acquirer Stock;

19.          the Acquirer Stock is not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States; and

20.          the undersigned acknowledges and agrees that the Acquirer shall refuse to register any transfer of Acquirer Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: _______________________________________________________, 201__
Signature

Print Name

Title (if applicable)

Address

Schedule C

This is Schedule “C” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Financial Statements

1.	Audited Financial Statements for IBASE Technology Private Limited for the fiscal years ended June 30, 2016 and 2015; and

2.	Unaudited Financial Statements for IBASE Technology Private Limited for the three and six month periods ended December 31, 2016.

Refer to the attached materials

_________________

Schedule D

This is Schedule “D” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Material Contracts

Schedule E

This is Schedule “E” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Encumbrances

None.

Schedule F

This is Schedule “F” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Pending, Outstanding or Unresolved Claims or Grievances

None.

Schedule G

This is Schedule “G” to that certain Share Exchange Agreement among TechMedia Advertising Inc., IBASE Technology Private Limited and the vendor shareholders of IBASE Technology Private Limited.

Banks and Bank Accounts

Refer to the attached materials

___________________